Exhibit 99

Universal Electronics Reports Financial Results for the Second Quarter 2026
Declares $0.24 Per Share Special Cash Dividend
Announces Patent Infringement Lawsuit Against Amazon
Appoints Wade Jenke as Chief Executive Officer
Reports Shareholders' Equity of $143.0 million at June 30, 2026
Reiterates Guidance for Fiscal 2026
SCOTTSDALE, AZ – August 6, 2026 – Universal Electronics Inc. (UEI) (Nasdaq: UEIC) reported financial results for the three months ended June 30, 2026.

Financial Results for the Three Months Ended June 30, 2026 compared to the same period in 2025

•In Q2 2026, we significantly reduced our operational costs, improving our ability to generate profits going forward. GAAP operating expenses decreased by $7.1 million and adjusted non-GAAP operating expenses were down $6.2 million.
•GAAP net sales were $73.2 million, compared to $97.7 million.
▪GAAP net sales in connected home were $25.1 million, compared to $34.1 million.
▪GAAP net sales in home entertainment were $48.1 million, compared to $63.6 million.
•GAAP gross margins were 35.4%, compared to 29.9%; Adjusted non-GAAP gross margins were 35.4%, compared to 29.9%.
•GAAP operating income was $4.8 million, compared to GAAP operating income of $1.0 million; Adjusted non-GAAP operating income was $5.8 million, compared to Adjusted non-GAAP operating income of $2.9 million.
•GAAP net income was $1.6 million, or $0.12 per diluted share, compared to $(2.9) million, or $(0.22) per diluted share; Adjusted non-GAAP net income was $4.6 million, or $0.34 per diluted share, compared to Adjusted non-GAAP net income of $2.4 million, or $0.18 per diluted share.
•At June 30, 2026, cash and cash equivalents were $32.4 million.
•At June 30, 2026, shareholders' equity was $143.0 million.

For a more detailed explanation of non-GAAP financial measures, please refer to the "Use of Non-GAAP Financial Metrics" and "Reconciliation of Adjusted Non-GAAP Financial Results" located elsewhere in this press release.

Special Dividend

UEI's Board of Directors has declared a one-time special cash dividend of $0.24 per share on its outstanding common stock. The special dividend will be payable on October 15, 2026 to stockholders of record as of the close of business on August 24, 2026.

The special dividend reflects the Board's confidence in UEI’s financial position and its commitment to disciplined capital allocation while continuing to invest in UEI’s strategic initiatives and long-term growth opportunities. The declaration and payment of future dividends, if any, will remain subject to the discretion of the Board of Directors and will depend on UEI's financial condition, results of operations, capital requirements, contractual obligations and other factors the Board deems relevant.

Amazon Patent Infringement Litigation

UEI announced that it has filed a patent infringement lawsuit against Amazon.com, Inc., Amazon Web Services, Inc. and Amazon.Com Services LLC (collectively, “Amazon”) in the United States District Court for the Central District of California. The complaint alleges that certain Amazon products and services infringe multiple UEI patents relating to UEI's innovations in remote control and smart home connectivity technology. The asserted patents reflect decades of UEI's investment in research and development and the advancement of technologies that enable intuitive consumer experiences across entertainment and connected home devices.

UEI believes that filing this action was necessary to protect its intellectual property rights. Through the litigation, UEI seeks appropriate remedies for Amazon's alleged infringement, including injunctive relief and monetary damages as provided by law.

Financial Outlook
We continue to expect adjusted non‑GAAP diluted earnings per share to be in the range of $0.45 to $0.65 for the fiscal year ending December 31, 2026, compared to $0.31 per share in fiscal 2025, consistent with our prior guidance.

Management Transition

UEI announced the appointment of Wade M. Jenke as President and Chief Executive Officer, succeeding Richard K. Carnifax, who has resigned from his roles with UEI to pursue an exceptional leadership opportunity with a company generating multi-billion-dollar annual revenue. Mr. Jenke previously served as UEI's Chief Financial Officer and has played a key role in the Company's operational and financial transformation.
Raymond (Sui Man) Ho has been appointed as UEI’s Chief Financial Officer, succeeding Mr. Jenke. Mr. Ho previously served as UEI’s Interim Chief Financial Officer from September 2025 until December 2025 and has served as UEI's Sr. Vice President, Finance and in various other roles for more than 15 years. In addition, UEI appointed Joseph (Lee) Haughawout as Chief Operating Officer. Mr. Haughawout most recently served as UEI’s SVP, Product Development and has held leadership positions across the organization for more than 20 years.
The Board of Directors expressed its gratitude to Mr. Carnifax for his outstanding leadership during an important period for UEI. Mr. Carnifax helped establish a strong foundation for UEI through a renewed focus on operational execution, transparency, accountability and disciplined capital allocation. The Board of Directors noted that Mr. Jenke has also been instrumental in executing the Company's turnaround initiatives and is exceptionally well positioned to lead UEI through its next phase. The Board of Directors expressed its full confidence in Mr. Jenke and the strengthened leadership team to build on the momentum achieved over the past several quarters and continue creating long-term value for our shareholders.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, August 6, 2026 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its second quarter 2026 earnings results, review recent activity and answer questions. To attend the call please register at: https://edge.media-server.com/mmc/p/n7ydfz8z/ to receive a computer-generated dial-in number and a unique pin number. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for 90 days.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted non-GAAP information as additional information for its operating results. References to Adjusted non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.

Adjusted non-GAAP gross profit is defined as gross profit excluding stock-based compensation expense. Adjusted non-GAAP operating expenses are defined as operating expenses excluding stock-based compensation expense, amortization of intangibles acquired, and severance. Adjusted non-GAAP net income (loss) is defined as net loss excluding the aforementioned items, foreign currency gains and losses, and the related tax effects of all adjustments, as well as valuation allowances on certain deferred tax assets and certain net deferred tax adjustments. Adjusted non-GAAP earnings (loss) per diluted share is calculated using Adjusted non-GAAP net income (loss). A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release. We do not provide a reconciliation for forward-looking non-GAAP financial metrics because reconciliation information is not available without unreasonable effort, such as attempting to make assumptions that cannot reasonably be made on a forward-looking basis to determine the corresponding GAAP metric.

About Universal Electronics

Universal Electronics Inc. (Nasdaq: UEIC) is the global leader in wireless universal control solutions for the home. The company brings to life millions of innovative control products each year that focus on a user-centric approach to building control products and applications that simplify user interaction with highly complex technologies in the home, removing interoperability challenges as a roadblock for user adoption, with privacy first and a secure by design approach to today's smart devices. Our products are offered by the world's leading brands in home entertainment and the connected home markets, including Fortune 500 customers Daikin, Carrier, Comcast, Vivint Smart Home, Samsung, Sony, Hunter Douglas and Somfy. The company's pioneering breakthrough innovations include its award-winning voice control entertainment remote controls and QuickSet Cloud, the world's leading platform for automated device and service discovery, set-up and control, and user experience personalization for the home. For more information, visit www.uei.com.

Contacts:

UEI: Wade Jenke, CFO, UEI, investors@uei.com 480-530-3000
Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of federal securities laws, including statements about payment of a special dividend; litigation with Amazon; our future financial results anticipated trends in our business and market conditions; management transition actions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2025 and the periodic reports filed and furnished since then.

Risks that could affect forward-looking statements in this press release include: our continued ability to timely develop and deliver innovative control solutions and technologies that are accepted by our customers, both near- and long-term; our ability to attract new customers and to successfully capture sales in all markets we serve, including in the climate control and connected home markets as anticipated by management; our ability to manage management transition actions; our ability to continue optimizing our manufacturing footprint and realize the lower concentration risks as expected by management; our ability to maintain our market share in the traditional subscription broadcast market; our ability to manage through the worldwide inflationary pressures and macroeconomic conditions; our ability to successfully execute our strategic actions and plans; our ability to continue to manage our business, inventories and cash flows to achieve our net sales, margins and earnings through financial discipline, operational efficiency, product line management, liquidity requirements, capital expenditures and other investment spending expectations; our continued ability to successfully enforce our patented technology, including with respect to our litigation against Roku and Amazon; our continued ability to strategically enhance, expand, and monetize our IP portfolios; the continued fluctuation in our market capitalization; the use of artificial intelligence applications which could result in cybersecurity incidents that implicate the personal data of end users or other unintended ethical, reputational, competitive harm or legal liability; the direct and indirect impact we may experience with respect to our business and financial results and management’s ability to anticipate and mitigate the impact stemming from the continued economic uncertainty affecting consumers’ confidence and spending, natural disasters or other events beyond our control, public health crises (including an outbreak of infectious disease), governmental actions, including the changes in or enhanced use of laws, regulations and policies may have on our business including the impact of decreased governmental incentive programs worldwide or of enhanced or expanded trade regulations, including the expanded use of tariffs, pertaining to importation of our products, the effects of political unrest, war, terrorist activities, or other hostilities; the effects and uncertainties and other factors more fully described in our reports filed with the SEC.
Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or regulation.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$32,399	$32,306
Accounts receivable, net	83,885	79,320
Contract assets	8,396	8,091
Inventories	70,041	77,793
Prepaid expenses and other current assets	7,155	6,803
Assets held for sale	1,157	—
Income tax receivable	1,207	806
Total current assets	204,240	205,119
Property, plant and equipment, net	25,723	27,600
Intangible assets, net	20,152	21,968
Operating lease right-of-use assets	10,356	10,203
Deferred income taxes	2,915	5,496
Other assets	3,943	3,611
Total assets	$267,329	$273,997
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,291	$48,945
Lines of credit	20,831	24,079
Accrued compensation	14,536	17,496
Accrued sales discounts, rebates and royalties	4,164	6,132
Accrued income taxes	1,578	2,524
Other accrued liabilities	19,852	20,134
Total current liabilities	115,252	119,310
Long-term liabilities:
Operating lease obligations	6,651	6,193
Deferred income taxes	1,526	1,507
Income tax payable	74	74
Other long-term liabilities	865	729
Total liabilities	124,368	127,813
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 26,441,443 and 26,146,367 shares issued on June 30, 2026 and December 31, 2025, respectively	264	261
Paid-in capital	351,508	350,222
Treasury stock, at cost, 13,537,944 and 13,537,944 shares on June 30, 2026 and December 31, 2025, respectively	(375,016)	(375,016)
Accumulated other comprehensive income (loss)	(17,936)	(19,115)
Retained earnings	184,141	189,832
Total stockholders’ equity	142,961	146,184
Total liabilities and stockholders’ equity	$267,329	$273,997

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$73,238	$97,665	$152,274	$189,991
Cost of sales	47,332	68,469	105,768	134,712
Gross profit	25,906	29,196	46,506	55,279
Research and development expenses	4,340	6,959	9,791	14,190
Selling, general and administrative expenses	16,777	21,229	35,826	43,835
Operating income (loss)	4,789	1,008	889	(2,746)
Interest income (expense), net	(176)	(358)	(270)	(711)
Other income (expense), net	(1,828)	(1,751)	(1,601)	(1,699)
Income (loss) before provision for income taxes	2,785	(1,101)	(982)	(5,156)
Provision for income taxes	1,144	1,811	4,709	4,030
Net income (loss)	$1,641	$(2,912)	$(5,691)	$(9,186)

Earnings (loss) per share:
Basic	$0.13	$(0.22)	$(0.45)	$(0.70)
Diluted	$0.12	$(0.22)	$(0.45)	$(0.70)
Shares used in computing earnings (loss) per share:
Basic	12,743	13,200	12,681	13,141
Diluted	13,425	13,200	12,681	13,141

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(5,691)	$(9,186)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	6,185	7,622
Provision for credit losses	299	19
Deferred income taxes	2,725	641
Shares issued for employee benefit plan and compensation	1	331
Employee and director stock-based compensation	1,289	3,433
Gain on sale of property, plant, and equipment	41	—
Impairment of long-lived assets	20	110
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(6,487)	23,348
Inventories	8,054	1,715
Prepaid expenses and other assets	561	3,728
Accounts payable and accrued liabilities	(84)	(15,395)
Accrued income taxes	(1,392)	1,339
Intercompany receivable/payable
Net cash provided by (used for) operating activities	5,521	17,705
Cash flows from investing activities:
Purchase of Blue Chip Swap securities	—	(2,544)
Sale of Blue Chip Swap securities	—	2,314
Acquisitions of property, plant and equipment	(1,591)	(2,261)
Acquisitions of intangible assets	(704)	(1,498)
Net cash provided by (used for) investing activities	(2,295)	(3,989)
Cash flows from financing activities:
Borrowings under lines of credit	34,200	41,000
Repayments on lines of credit	(46,713)	(48,000)
Proceeds from short term debt	7,621	—
Treasury stock purchased	—	(748)
Net cash provided by (used for) financing activities	(4,892)	(7,748)
Effect of foreign currency exchange rates on cash and cash equivalents	1,759	1,510
Net increase (decrease) in cash and cash equivalents	93	7,478
Cash and cash equivalents at beginning of period	32,306	26,783
Cash and cash equivalents at end of period	$32,399	$34,261

Supplemental cash flow information:
Income taxes paid	$2,696	$2,096
Interest paid	$655	$1,238

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NET SALES:
Net sales - GAAP	$73,238	$97,665	$152,274	$189,991
Adjusted Non-GAAP net sales	$73,238	$97,665	$152,274	$189,991

Cost of sales:
Cost of sales - GAAP	$47,332	$68,469	$105,768	$134,712
Stock-based compensation expense	(12)	(12)	(25)	(28)
Adjusted non-GAAP cost of sales	47,320	68,457	105,743	134,684
Adjusted non-GAAP gross profit	$25,918	$29,208	$46,531	$55,307

Gross margin:
Gross margin - GAAP	35.4%	29.9%	30.5%	29.1%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjusted non-GAAP gross margin	35.4%	29.9%	30.5%	29.1%

Operating expenses:
Operating expenses - GAAP	$21,117	$28,188	$45,617	$58,025
Stock-based compensation expense	(509)	(1,637)	(1,264)	(3,405)
Amortization of acquired intangible assets	(207)	(207)	(414)	(426)
Severance (1)	(272)	—	(1,547)	(275)
Adjusted non-GAAP operating expenses	$20,129	$26,344	$42,392	$53,919

Operating income (loss):
Operating income (loss) - GAAP	$4,789	$1,008	$889	$(2,746)
Stock-based compensation expense	521	1,649	1,289	3,433
Amortization of acquired intangible assets	207	207	414	426
Severance (1)	272	—	1,547	275
Adjusted non-GAAP operating income (loss)	$5,789	$2,864	$4,139	$1,388

Adjusted Non-GAAP operating income as a percentage of net sales	7.9%	2.9%	2.7%	0.7%
UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss):
Net income (loss) - GAAP	$1,641	$(2,912)	$(5,691)	$(9,186)
Stock-based compensation expense	521	1,649	1,289	3,433
Amortization of acquired intangible assets	207	207	414	426
Severance (1)	272	—	1,547	275
Foreign currency (gain)/loss	1,914	1,738	1,832	1,542
Income tax provision on adjustments	(5)	1,714	3,878	4,357
Adjusted non-GAAP net income (loss)	$4,550	$2,396	$3,269	$847

Diluted shares used in computing earnings (loss) per share:
GAAP	13,425	13,200	12,681	13,141
Adjusted non-GAAP	13,425	13,589	13,346	13,448

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$0.12	$(0.22)	$(0.45)	$(0.70)
Total adjustments	$0.22	$0.39	$0.67	$0.75
Adjusted non-GAAP diluted earnings (loss) per share	$0.34	$0.18	$0.24	$0.06

(1)The three and six months ended June 30, 2026 include severance costs associated with a global reduction in force primarily impacting roles within the selling and general and administration functions as well as engineering and research and development functions. The six months ended June 30, 2025 includes severance per the Transition Agreement and Release of Claims dated March 19, 2025 between Paul D. Arling and the Company.